EASTERN STAR HOLDINGS INC.

George H. Fancher Jr. d/b/a
FANCHER OIL COMPANY                                              August 27, 1997
1801 Broadway
Suite 720
Denver, Colorado

Re:    Fiji Prospect - Yolo County - California ("Fiji Prospect")
       Bali Prospect - Solano County - California ("Bali Prospect")
--------------------------------------------------------------------------------

The Agreement will constitute our understanding regarding Eastern Star Holdings Inc. ("Eastern Star") purchase of an interest in the captioned prospects from George H. Fancher Jr. d/b/a Fancher Oil Company ("Fancher"). The terms of the Agreement are as follows:


       1.     Interest to be Acquired


              1.1. Fancher will sell and Eastern Star will purchase all of Fancher's right, title and interest, (the "Interest") in the Slawson Exploration Company, Inc. participation agreements ("SPA") relating to the Fiji Prospect and the Bali Prospect, such agreements being attached hereto as Schedule "A". The SPA provide that Fancher has the right to acquire 25% of all interest acquired by Slawson Exploration Company, Inc. in the Fiji Prospect and Bali Prospect.


       2.     Consideration


              2.1. In consideration of the sale of the Interest in the SPA, Eastern Star shall issue to George H. Fancher Jr. a total of 2,250,000 shares as follows:


                    (a) 1,500,000 shares (the "Acquisition Shares") to be issued on Escrow Closing (as defined below);


                    (b) 750,000 shares (the "Performance Shares") to be issued on Escrow Closing to be released to Fancher at such time as there are a minimum of 10 wells which have been drilled with initial production rates of at least
                         1,500,000 cubic feet per day per well. The parties agree to execute and deliver that form of Escrow Agreement attached hereto as Schedule "B".


              2.2. Fancher shall not be entitled to exercise any voting rights attached to Acquisition Shares or the Performance Shares prior to the Final Closing (as defined below). All shares issued to Fancher shall be subject to any and all hold periods required by appropriate securities legislation.

               2.3. In  addition  to  the  Acquisition  Shares  and  Performance
                    Shares, Eastern Star shall pay to Fancher on Escrow Closing, an amount equal to Fancher's total cash investment in the SPA less $300,000 (US). As at July 31, 1997, the amount that would have been payable to Fancher was approximately $360,000 (US).


               2.4. Fancher  shall  retain  a 2 1/2%  gross  overriding  royalty proportionately reduced leasehold interest actually acquired by Eastern Star pursuant to the SPA (ie. if Eastern Star acquires a 25% working interest, then the Fancher over riding royalty interest will be 0.625%).


          3.   Bonus

               3.1. Fancher  shall be  entitled  to be issued a further  500,000 shares (the "Bonus Shares") of Eastern Star as a bonus if the Interest payout occurs on or before December 31, 1999 or at such later date as the parties may mutually agree. Payout shall be defined as that time at which gross revenues received by Eastern Star equal all direct costs of Eastern Star associated with acquiring the acreage and drilling the prospects including but not limited to the cash payment to Fancher described in sections 2.3 and 6.2 (excluding interest paid at Final Closing), seismic, drilling, completing, LOE, production taxes, and royalties.


          4.   Representations/Warranties - Fancher

               4.1. Fancher represents and warrants as follows:

                    (a) the SPA is valid, subsisting and enforceable in accordance with its terms and Fancher is in compliance with all terms, conditions, obligations and agreements as required of Fancher under the SPA;

                    (b) Fancher is the sole and beneficial owner of the Interest and there are no other rights, options, encumbrances or liens relating to the Interest;

                    (c) subject to the consent of Slawson Exploration Company, Inc., Fancher has the right and ability to enter into this Agreement and that this Agreement when signed is binding and enforceable in accordance with its terms;

                    (d) there are no actual, pending, or threatened actions, suits, claims or proceedings regarding the Interest and/or the SPA; and

                    (e) Fancher is not aware of any material fact or circumstance which has not been disclosed which should be disclosed in order to prevent the representations and warranties provided herein from being misleading.

                                                                     Page 3 of 5
          5.   Covenants- Eastern Star


               5.1. Eastern Star covenants to use its reasonable best efforts to fulfill the following conditions:

                    (a) Eastern Star shares being approved for listing on the NASDAQ bulletin board on or before October 31, 1997; and

                    (b) Eastern Star closing a private placement of its securities for minimum gross proceeds of $1,000,000
                         (US) on or before October 31, 1997 on terms mutually agreed to by the parties.

               5.2. Eastern  Star  further  covenants  that  it  shall  use  its reasonable best efforts to complete the private placement as described in section 5.1(b) above on or before October 1, 1997 subject only to the shares of Eastern Star being listed on the NASDAQ bulletin board.

               5.3. Eastern Star  represents  and warrants to Fancher that as of the date of this Agreement the capital structure of Eastern Star is as set forth in Schedule "C" attached hereto and made a part hereof.

          6.   Closing of Purchase and Sale - Escrow

               6.1. The interim closing of the purchase and sale of the Interest shall be completed on or before August 31, 1997 (the "Escrow Closing") with the Interest and the Acquisition Shares and Performance Shares being held in escrow subject to completion of the listing and financing as described in section 5.1(a) and 5.1(b) above.

               6.2. At Escrow  Closing,  Eastern  Star shall pay to Fancher  the amount as required by section 2.3 herein and at Final Closing (as defined below)_ Eastern Star shall reimburse Fancher for any and all further funds advanced by Fancher in accordance with the Interest with interest at the rate of 8% per annum.

               6.3. At Escrow Closing, Fancher shall deliver into escrow any and all documentation required to transfer the Interest as of the date of Escrow Closing subject only to the Final Closing, including without limitation, evidence of the consent of Slawson Exploration Company, Inc..

          7.   Remedy for Failure to Comply with Covenants

               7.1. In the event that Eastern  Star fails to timely  achieve all of the conditions set forth in section 5.1(a) and 5.1(b), then the transfer for the SPA to Eastern Star shall be deemed rescinded and cancelled and William E. Grafham, or any assignee of William E. Grafham acceptable to Fancher (herein collectively referred to as "Grafham") shall be required to purchase from Fancher a 12 1/2% working interest in the SPA effective November 1, 1997. In such event, the following shall apply:

                    (a) Fancher shall return the Acquisition Shares and Performance Shares to Eastern Star and quitclaim all right to the Bonus Shares, and Eastern Star shall quit claim and release any and all right, title interest and entitlement to the Interest free and clear of any assignment or encumbrance arising by, through or under Eastern Star;

                    (b) Grafham shall reimburse Eastern Star for any and all funds paid to Fancher pursuant to the terms of this Agreement;

                    (c) Grafham shall pay to Fancher an amount which is equal to the difference between $900,000 (US) and the cash paid to Fancher by Eastern Star to November 1, 1997;

                    (d) Fancher shall sell, assign and set over to Grafham, a 12 1/2% working interest in the SPA subject to a proportionately reduced 2 1/2% overriding royalty interest;; and

                    (e) Grafham shall be responsible for his proportionate share of funding of the SPA after Fancher has paid $1,200,000 (US) of total project costs associated with Fancher's original 25% working interest.

              7.2. Fancher agrees that Eastern Star's failure satisfy the conditions set forth in section 5.1(a) and 5.1(b) herein shall only entitle Fancher to those remedies in section 7.1 and Fancher hereby agrees to waive and release Eastern Star from any and all damages, actions, claims, liabilities and remedies arising directly or indirectly from such failure to satisfy such conditions.

          8.  Closing of Purchase and Sale - Final

              8.1. In the event Eastern Star satisfies all of the conditions set forth in section 5.1(a) and 5.1(b), then on or before November 1, 1997 (the "Final Closing"), Fancher shall receive the Acquisition Shares and the payment required by section 6.2 and Eastern Star shall receive all documents transferring the Interest to Eastern Star.

          9.  Management

              9.1. On Final Closing the management of Eastern Star shall be composed of the following:

                    Fancher        Director/Chairman
                    Grafham        Director/CEO/President
                    Scott          Director
                    Utsler         Director

         10.  Incorporation of Subsidiary/Name Change

              10.1. Eastern Star shall purchase the Interest through,  or at the election of Eastern Star on or before the Final Closing, transfer the Interest to, a wholly-owned subsidiary to be incorporated under the law of Nevada or Colorado, at the election of Eastern Star prior to the Final Closing. In addition, the parties agree to change the name of Eastern Star to such other name as the parties may agree. Corporate structure will be subject to further discussions.

         11.  Stock Restrictions

              11.1. Eastern Star,  Grafham and Fancher shall  mutually  agree on an acceptable trading restrictions on certain free trading shares of Eastern Star to be identified by Grafham and Fancher.

                                                                     Page 5 of 5
         12.  SPA

              12.1. Upon the execution of this  Agreement by all the parties and upon Eastern Star obtaining the Interest hereunder, or Grafham obtaining an interest hereunder, all of the terms and conditions of the SPA shall apply as if Eastern Star or Grafham had been an original contracting party thereto.

If you agree with the foregoing terms and conditions, please sign in the space indicated below and return one original letter to the undersigned


Yours truly,

Eastern Star Holdings Inc.                The foregoing terms and conditions are
Per:                                      hereby accepted and agreed.



Albert Golusin                            George H. Fancher Jr. d/b/a
Director                                  Fancher Oil Company
:jm



                                          William E. Grafham

                                  Schedule "A"

Slawson
exploration company, inc.

Rocky Mountain Division
1625 Broadway, Suite 1450
Denver, Colorado 80202-4714
(303) 592-8880 - FAX (303) 592-8881




April 23, 1997

Fanchcr Oil Company 1801 I Broadway, Suite 720 Denver, CO 80202

Attn: Mr. George H. Fancher, Jr,

RE   RM 96-002 Fiji Prospect
     Participation Agreement
     Yolo County, California

Gentleman:

In this Participation Agreement, Slawson Exploration Company, Inc., a Kansas Corporation d/b/a Donald C. Slawson Exploration Company, Me. within the State of California, shall hereinafter be referred to as "Slawson" and Fancher Oil Company shall hereinafter be referred to as "Fancher".

This Agreement will constitute our understanding regarding Fancher's purchase of an interest in Slawson's Fiji Prospect and the formation of an Area of Mutual Interest.

The terms of this agreement are as follows:

1. Slawson is in the process of acquiring leasehold within the Fiji Prospect, the general geographic area for which is set out on Exhibit " I ", attached hereto and made a part hereof. Further, Slawson anticipates collecting and processing approximately 25 square miles of 3D seismic within Fiji Prospect.

2. Fancher has agreed to participate with Slawson for a proportionate 25% share of leasehold acquisition and collection of 3D seismic data within the Fiji Prospect. Maximum cost for seismic acquisition is estimated to be $800,000. Land costs are estimated to be within a range of $250,000 to $300,000, depending upon the amount of acreage eventually leased and the price per acre. Fancher is responsible for spending its proportionate 25% share of such amounts under tile terms of this agreement, assuming such costs arc incurred within 12 months from the date hereof. If either or both of such amounts are exceeded, Fancher may participate in additional expenditures on a selected basis, under tile terms of this agreement. Fancher agrees to be bound by the terms and provisions of leasehold in which it participates. Slawson shall be responsible for the remaining 75% of such obligations and shall hold Fancher harmless therefrom.

3. Fancher will reimburse Slawson for all leasehold and geophysical costs on the basis of cost plus 35%, so that Fancher's share. of actual costs is 33.75%. Slawson is currently in the process of acquiring leasehold in the Fiji Prospect area. Simultaneous with the execution of this agreement, Fancher will reimburse Slawson the sum of $117,787.50 which represents leasehold, brokerage and seismic permitting costs incurred or anticipated through April, 1997. Reimbursement for remaining costs, or estimates of such costs, which may be made from time to time, will be made to Slawson by

Fiji Participation Agreement
Fancher Oil Company
Page 2
April 23, 1997

     Fancher within 15 days from receipt of an invoice. Slawson agrees to pay the remaining 66.25% of costs or to find other participants to pay such costs.

4. An Area of Mutual Interest ("AMI") is hereby established consisting of lands lying within Township 6 North, Ranges 3 and 4 East, Yolo County, California. The AMI will be comprised of all lands located within the final outline of the 3D seismic survey that is being conducted under the terms of this agreement. When available, an outline of the survey, and thus the AMI, will be attached hereto as Exhibit "2". This AMI shall remain in effect for the term of any oil and gas leases which become subject to this agreement, whether by acquisition, extension or renewal, and shall thereafter terminate unless production is established on any portion of said lands through this agreement, and shall then continue so long as there is production. Fanchcr shall be obligated to acquire its proportionate share of all leasehold acquired by Slawson within the AMI up to a maximum gross (unpromoted) expenditure of $300,000. If this amount is exceeded, and if additional expenditures are incurred for acquisition, Slawson will promptly notify Fancher in writing of such acquisition, describing same and the cost thereof. Fancher will have 10 days from receipt of such notice to elect whether or not to participate for its proportionate share of such acquisition, insofar only as same covers lands in the subject AMI. The failure of Fancher to reply positively within the 10 day time period will be deemed an election not to participate in the acquisition. Fancher shall not acquire any interest within this AMI except through this agreement, while in effect, without the express written consent of Slawson.

5. Slawson shall be responsible for payment of all delay rentals, minimum and shut-in royalties, as well as any other payments required to maintain leases in full force and effect. Slawson shall not be liable for failure to properly make such payments, in the absence of gross negligence. Upon receipt of an invoice, Fancher shall, within 20 days, reimburse Slawson for its proportionate share of such payments, or, at Fancher's election, notify Slawson that it no longer desires to hold an interest in the applicable lease(s), in which case Fancher's interest shall be relinquished to Slawson.

6. Slawson will retain Fancher's proportionate share of title to all acquired leasehold and/or farmin agreements beneficially for Fancher until such time as a well is drilled and completed and a pooling agreement, if required, has been filed. Slawson will then deliver an assignment to Fancher of its proportionate share of leasehold in the revenue sharing unit or acreage held by the well's production, on a well-by-well basis, subject to obtaining any required consent to assign under the provisions of the lease and/or farmin agreements. If such consent to assign cannot be readily obtained, Slawson shall hold title to the leasehold and agreements on behalf of Fancher. If such consent is obtained, Slawson will promptly make assignment under the terms of this paragraph. The intent of this paragraph is for Slawson to hold title beneficially for Fancher in order to avoid the administrative time and expense involved in making assignments; however, notwithstanding the provisions of this paragraph, Fancher may demand assignment from Slawson of all leasehold to which it holds an interest under the terms of this agreement. If such a request is made, Slawson will make all reasonable efforts to provide the assignment in a timely manner, subject to the provisions of this agreement. All leasehold acquired by any method under this agreement (whether by Slawson or Fancher) will be subject to a proportionately reduced 3.50% of 8/8ths overriding royalty interest in favor of Slawson.

Fiji Participation Agreement
Fancher Oil Company
Page 3
April 23, 1997


7. It is anticipated that Slawson will propose wells to be drilled within this AMI on an ongoing basis. At the time of proposal, Slawson will provide Fancher with written notice of its intended operation, specifying the location of the well, estimated spud date, the depth and formation(s) to be drilled, and an Authorization For Expenditure ("AFE") setting out estimated dry hole and completion costs, and any other pertinent information. It is expressly understood that Slawson will make best efforts to insure that its AFEs represent actual anticipated costs. Upon receipt of notice of a proposed well, Fancher shall have 20 days within which to notify Slawson, in writing, of its election to participate. The failure of Fancher to so elect within the time specified shall be deemed an election by Fancher not to participate in the proposed well. If Fancher elects not to participate in a proposed well, or is deemed to have so elected, it shall forfeit all of its interest in the leasehold, farmins, options, etc. covering the lands within the revenue sharing unit for the proposed well. Excepted from this forfeiture would be: a) any area then established as a revenue sharing unit for a producing well in which Fancher has previously participated, or b) a well which is drilling or which has not spud, but in which Fancher has committed to participate.

     Should Fancher elect to participate in a well, it will be obligated to participate in the entire proposed operation to casing point. An election to participate will also obligate Fancher to acquire its proportionate share of all interest acquired by Slawson in the well through lease acquisition, farmin acreage and/or non-consent interest (wherein the non-consent interest is acquired from a third party, unrelated to the Slawson, Fancher and the other participants in Fiji Prospect, and where said non-consent interest is required to make up 100% of the drillsite working interest available for Slawson, Fancher and the other participants in Fiji Prospect). In order to be entitled to the benefits of this numbered paragraph, Slawson shall, within 90 days from expiration of the initial notice period, spud the proposed well. The parties agree to make any and all assignments, necessary to accomplish the above provisions. Except in the case of an expiring lease, farmout agreement, farmout option agreement or similar circumstance, only one well proposal may be made every 20 days under the terms of this numbered paragraph. In all instances within this numbered paragraph, the names Slawson and Fancher may be interchanged so that either party may propose wells. It is recognized that there are additional working interest owners in this project area that have ongoing working interest capabilities in each proposed well. Further, it is recognized that said additional working interest owners in this project area have the ability to propose wells as set forth herein.

8. Fancher shall pay a $2,500 spud fee to Slawson for each well drilled under the terms of this agreement, in which it participates.

9. An Operating Agreement in the form attached hereto as Exhibit "3" will be executed for each well drilled under the terms of this agreement. The Contract Area for each Operating Agreement will be comprised of the designated revenue sharing unit for the well. In the event of a conflict between the terms of this agreement and any such Operating Agreement, the terms of this agreement shall prevail.

10. It is understood that the parties hereto may be required to negotiate operating agreements with third parties. The parties agree that if there are any conflicts between the Operating Agreement attached hereto and any third party operating agreement, the terms of the Operating Agreement attached hereto shall control the relationship between Slawson and Fancher.

Fiji Participation Agreement
Fancher Oil Company
Page 4
April 23, 1997


11. An Escrow Agreement in the form attached hereto as Exhibit "4" shall be entered into between Slawson and Fancher for each well drilled under the terms of this agreement. Article 1 of the Escrow Agreement provides a date by which the participants in the well will deposit their funds into the Escrow Account. Such date will be established by Slawson to be approximately 10 days prior to spud of each well. If Fancher fails to deposit its share of the applicable costs, including its spud fee as set out in paragraph 8 of this agreement, by this date, it will be assumed that Fancher does not wish to participate in the well. In this event, Slawson shall give Fancher notice that it has not received its funds and Fancher will either deliver such funds to Slawson by 1:00 PM MST on the next business day or be subject to the provisions of paragraph 7 of this agreement, covering non participation. Slawson shall be obligated to place funds received from all participants in the same escrow account, in pro-rata amounts based on their share of costs.

12. Fancher's representatives shall have free access to any well within the Fiji Prospect in which it participates at all times and to all records pertaining thereto. In addition, all geological information obtained in the drilling of any well, in which Fancher participates, shall be made available. Fancher may provide a list of its geological requirements to Slawson, which shall be provided by Slawson, as reasonable.

13. If Slawson terminates its legal existence, transfers its interest to a successor and no longer owns an interest in the Fiji Prospect, or becomes insolvent or bankrupt, or is placed in receivership, it shall cease to be Operator without any action by Fancher or Slawson's other Non-Operating partners, except the selection of a successor. Slawson may be removed if it fails or refuses to carry out its duties hereunder or is no longer capable of serving as Operator by the affirmative vote of Fancher and Slawson's other Non-Operating partners owning a majority interest based on ownership in the Fiji Prospect, after excluding the voting interest of Slawson. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of 60 days after the giving of notice of resignation by Slawson or action by the Non-Operators to remove Slawson, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Slawson, after the effective date of resignation or removal, shall be bound by the terms hereof as Non-Operator. A change of a corporate name or structure of Slawson or transfer of Slawson's interest to any single subsidiary or parent corporation shall not be the basis for removal of Slawson.

     Upon the resignation or removal of Slawson, a successor Operator shall be selected by the affirmative vote of Fancher and Slawson's other Non-Operating partners owning a majority interest based on the ownership in the Fiji Prospect. The successor Operator shall be selected from the parties owning an interest in the Fiji Prospect at the time such successor Operator is selected. If Slawson is removed or is deemed to have resigned, fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of Fancher and Slawson's other Non-Operating partners in the Fiji Prospect owning a majority interest, and after excluding the voting interest of Slawson.

     This provision shall also apply to the resignation or removal of any successor Operator.

Fiji Participation Agreement
Fancher Oil Company
Page 5
April 23, 1997


14. The parties hereto agree that all disputes between them arising out of, or in connection with, this Agreement shall be resolved by arbitration as provided herein. This agreement to arbitrate shall survive the rescission or termination of this contract. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If available, the panel used shall be selected from arbitrators having at least 10 years of oil and gas experience and employed by the American Arbitration Association and the decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

15. Fancher will have full access to all seismic data and interpretations thereof, for which it shares the cost of acquisition. If such data is ever sold, Fancher will be entitled to 25% of tile proceeds of such sale. Fancher will not trade the data or allow third parties to review same, without Slawson's express written consent.

16. All notices required herein shall be considered given when delivered personally or when sent by facsimile or deposited in the U.S. Mail properly addressed as follows:

     Slawson Exploration Company, Inc.        Fancher Oil Company
     1612 Broadway, Suite 1450                1801 Broadway, Suite 720
     Denver, CO 80202                         Denver, CO 80202
     FAX: (303) 592-8881                      FAX: (303) 296-2433

17. The liabilities of the parties shall be several and not joint or collective, and each party shall be responsible only for its share of the costs and liabilities incurred as provided herein. It is not the purpose or intention of this agreement to create any partnership, mining partnership or association, and neither this agreement nor the operations herein shall be construed or considered as creating any such legal relationship.

18. The terms and covenants hereof shall extend to, and be binding on, the parties hereto, their heirs, successors, legal representatives and assigns; however, Fancher will not assign its interest in this agreement without the express written consent of Slawson. Such consent shall not be unreasonably withheld. This agreement sets forth the entire agreement between the parties hereto, and there are no oral agreements not set out herein in writing.

If the foregoing terms correctly set forth our understanding, please execute and return one copy of this agreement.

Very Truly Yours.


/s/ Bruce Branson
Bruce Branson
District Landman

AGREED TO AND ACCEPTED THIS 29th DAY OF April, 1997


FANCHER OIL COMPANY



By /s/ George H. Fancher Jr.
------------------------------------------

                               FANCHER OIL COMPANY
--------------------------------------------------------------------------------

Trinty Place - Suite 720 - 1801 Broadway - Denver, Colorado 80202-3835 - (303) 296-6600 - Fax (303) 296-2433



Slawson Exploration Company, Inc.                     April 29, 1997
1625 Broadway
Suite 1450
Denver, Colorado 80202-4714

Attention:     Bruce Branson

        RE:    Fiji Prospect
               Participation Agreement/JOA
               Yolo County, California

Gentlemen,

Enclosed please find one copy of the referenced agreement which has been executed on behalf of George H. Fancher, Jr. dba Fancher Oil Company, subject to the following modifications:

     1. All references to Fancher Oil Company in said prospect documents and agreements shall be amended to read George H. Fancher, Jr. dba Fancher Oil Company (Fancher).

     2. Paragraph 3, page 2. Change the 15 day reimbursement on invoices to 30 days.

     3. Paragraph 4, page 2. The time period under the AMI to respond to acquisitions notices will be amended to 20 days.

     4. Paragraph 5, page 2. Rental invoices will be reimbursed within 30 days from receipt thereof.

     5.   Paragraph  6,  page 2.  Slawson  agrees  to  provide  Lease  Exhibits, spreadsheets and/or plats showing all leasehold and leasehold acquisitions to Fancher upon request. Should Fancher elect to receive assignments of all acquired leasehold, Slawson will make a good faith effort to provide said assignments within 30 days.

     6. Paragraph 7, page 3. Fancher will have 30 days from receipt of any well proposal within the AMI in which to elect to participate for his working interest share. In addition to the AFE and plat Slawson agrees to provide a geologic prognosis and a Drilling Title Opinion and/or an Abstract and Attorney's opinion for Fancher's review.

     7. Paragraph 11, page 3. Slawson agrees to provide the Escrow Agreement referred to as Exhibit "4" approximately 30 days prior to spud of each well.

     8. Paragraph 15, page 4. Fancher will receive a license to all seismic data acquired under this Agreement in which he shares in the cost of said acquisition.

If these modifications arc acceptable to Slawson, please so indicate by signing both copies of this letter and returning one fully executed copy to this office for inclusion in our files. If you have any questions please contact me at the letterhead number or Mike Fitzgerald at 863-4483 or 290-8683. Thank you for your time and cooperation.

Yours Very Truly,


/s/ George H. Fancher Jr.
George H. Fancher Jr., dba
Fancher Oil Company


Agreed to and Accepted this 30th day of April, 1997.


Slawson Exploration Company, Inc.


/s/   J. Bruce Branson
------------------------------------------
      J. Bruce Branson
Title District Landman

Slawson exploration company, inc.

Rocky Mountain Division
1625 Broadway, Suite 1450
Denver, Colorado 80202-4714
(303) 592-8880 - FAX (303) 592-8881

April 23, 1997

Fancher Oil Company
1801 B roadway, Suite 720
Denver, CO 80202

Attn:     Mr. George H. Fancher, Jr.

RE:       RM 96-004 Bali Prospect
          Participation Agreement
          Solano County, California

Gentlemen:

In this Participation Agreement, Slawson Exploration Company, Inc., a Kansas Corporation d/b/a Donald C. Slawson Exploration Company, Inc. within the State of California, shall hereinafter be referred to as "Slawson" and Fancher Oil Company shall hereinafter be referred to as Fanchcr".

This Agreement will constitute our understanding regarding Fancher's purchase of an interest in Slawson's Bali Prospect and the formation of an Area of Mutual Interest.

The terms of this agreement are as follows:

1. Slawson is in the process of acquiring leasehold within the Bali Prospect, the general geographic area for which is set out on Exhibit "1 ", attached hereto and made a part hereof. Further, Slawson anticipates collecting and processing approximately 40 square miles of 3D seismic within Bali Prospect.

2. Fancher has agreed to participate with Slawson for a proportionate 25% share of leasehold acquisition and collection of 3D seismic data within the Bali Prospect. Maximum cost for seismic acquisition is estimated to be $1,280,000. Land costs are estimated to be within a range of $180,000 to $370,000, depending upon the amount of acreage eventually leased and the price per acre, Fancher is responsible for spending its proportionate 25% share of such amounts under the terms of this agreement, assuming such costs are incurred within 12 months from the date hereof. If either or both of such amounts an exceeded, Fancher may participate in additional expenditures on a selected basis, under the terms of this agreement. Fancher agrees to be bound by the terms and provisions of leasehold in which it participates. Slawson shall be responsible for the remaining 75% of such, obligations and shall hold Fancher harmless therefrom.

3. Fancher will reimburse Slawson for all leasehold and geophysical costs on the basis. of cost plus 35%, so that Fancher's share of actual costs is 33.75%. Slawson is currently in the process of acquiring leasehold in the Bali Prospect area. Simultaneous with the execution of this agreement, Fancher will reimburse Slawson the sum of $38,812.50 which represents leasehold and brokerage costs incurred or anticipated through April, 1997, Reimbursement for remaining costs, or estimates of such costs, which may be

Bali Participation Agreement
Fancher Oil Company
Page 2
April 25, 1997

     made from time to time, will be made to Slawson by Fancher within 30 days from receipt of an invoice. Slawson agrees to pay the remaining 66.25% of costs or to find other participants to pay such costs.

4. An Area of Mutual Interest ("AMI") is hereby established consisting of lands lying within Townships 7 and 8 North, Range 2 East, Solano County, California. The AMI will be comprised of all lands located within the final outline of the 3D seismic survey that is being conducted under the terms of this agreement. When available, an outline of the survey, and thus the AMI, will be attached hereto as. Exhibit "2". This* AM shall remain in effect for the term of any oil and gas leases which become subject to this agreement, whether by acquisition, extension or renewal. and shall thereafter terminate unless production is established on any portion of said lands through this agreement, and shall then continue so long as there is production. Fancher shall be obligated to acquire its proportionate share of all leasehold acquired by Slawson within the AMI up to a maximum gross (unpromoted) expenditure of $370,000. If this amount is exceeded, and if additional expenditure's are incurred for acquisition, Slawson will promptly notify Fancher in writing of such acquisition, describing same and the cost thereof. Fanchcr will have 20 days from receipt of such notice to. elect whether or not to participate for its proportionate share of such acquisition, insofar only as same covers lands in the subject AMI. The failure of Fancher to reply positively within the 20 day time period will be deemed an election not to participate in the acquisition. Fancher shall not acquire any interest within this AMI except through this agreement, while in effect, without the express written consent of Slawson.

5. Slawson shall be responsible for payment of all delay rentals, minimum and shut-in royalties, as well as any other payments required to maintain leases in full force and effect. Slawson shall not be liable for failure to properly make such payments, in the absence of gross negligence. Upon receipt of an invoice, Fancher shall, within 30 days, reimburse Slawson for its proportionate share of such payments, or, at Fancher's election, notify Slawson that it no longer desires to hold an interest in the applicable lease(s), in which case Fancher's interest shall be relinquished to Slawson..

6. Slawson will retain Fancher's proportionate share of title to all acquired leasehold and/or farmin agreements beneficially for Fancher until such time as a well is drilled and completed and a pooling agreement, if required, has been filed. Slawson will then deliver an assignment to Fancher of its proportional share of leasehold in the revenue sharing unit or acreage held by the well's production, on a well-by-well basis, subject to obtaining any required consent to assign under the provisions of the lease and/or farmin agreements. If such consent to assign cannot be readily obtained, Slawson shall hold title to the leasehold and agreements on behalf of Fancher. If such consent is obtained, Slawson will promptly make assignment under the terms of this paragraph, The intent of this paragraph is for Slawson to hold title beneficially for Fancher in order to avoid the administrative time and expense involved in making assignments; however, notwithstanding the provisions of this paragraph, Fancher may demand assignment from Slawson of all leasehold to which it holds an interest under the terms of this agreement. If such a request is made, Slawson will make all reasonable efforts to provide the assignment in a timely manner, subject to the provisions of this agreement All leasehold acquired by any method under this agreement (whether by Slawson or Fancher) will be subject to a proportionately reduced 3.50% of 8/8ths overriding royalty interest in favor of Slawson.

7. It is anticipated that Slawson will propose wells to be drilled within this AMI on an ongoing basis. At the time of proposal. Slawson will provide Fancher with written notice of its intended operation, specifying the location of the well, estimated spud date, the depth and formation(s) to be drilled, and an Authorization For Expenditure ("AFE") setting out estimated dry hole and completion posts, and any other pertinent information. It is

Bali Participation Agreement
Fancher Oil Company
Page 3
April 23, 1997


     expressly understood that Slawson will make best efforts to insure that its AFEs; present actual anticipated costs, Upon receipt of notice of a proposed well, Fancher shall have 30 days within which to notify Slawson, in writing, of its election to participate. The failure of Fancher to so elect within the time specified shall be deemed an election by Fancher not to participate in the proposed well. If Fancher elects not to participate in a proposed well, or is deemed to have so elected, it shall forfeit all of its interest in the leasehold, farmins, options, etc. covering the lands within the revenue sharing unit for the proposed well. Excepted from this forfeiture. would be: a) any area then established as a revenue sharing unit for a producing well in which Fancher has previously participated, or
     b) a well which is drilling or which has not spud, but in which Fancher has committed to participate.

     Should Fancher elect to participate in a well, it will be obligated to participate in the entire proposed operation to casing point.. An election to participate will also obligate Fancher to acquire its proportionate sham of all interest acquired by Slawson in the well. through lease acquisition, farmin acreage and/or non-consent interest (wherein the non-consent interest is acquired from a third party, unrelated to the Slawson, Fancher and the other participants in Bali Prospect, and where said non-consent interest is required to make up 100% of the drillsite working interest available for Slawson, Fancher and. the other participants in Bali
     Prospect). In order to be entitled to the benefits of this numbered paragraph, Slawson shall, within 90 days from expiration of the initial notice period, spud the proposed well. The parties agree to make any and all assignments necessary to accomplish the above provisions. Except in the case of an expiring lease, farmout agreemen, farmout option agreement or similar circumstance, only one well proposal may be made every 20 days under the terms of this numbered paragraph. In all instances within this numbered paragraph, the names Slawson and Fancher may be interchanged so that either party may propose wells. It is recognized that there are additional working interest owners in this project area that have ongoing working interest capabilities in each proposed well. Further, it is recognized that said additional working interest owners in this project area have the ability to propose wells as set forth herein.

8. Fancher shall pay a $2,500 spud fee to Slawson for each well drilled under the terms of this agreement, in which it participates.

9. An Operating Agreement in the form attached hereto as Exhibit "3" will be executed for each well drilled under the terms of this agreement. The Contract Area for each Operating Agreement will be comprised of the designated revenue sharing unit for the well. In the event o a conflict between the terms of this agreement and any such Operating Agreement, the terms of this agreement shall prevail.

10. It is understood that the parties hereto may be required to negociate operating agreements with third parties. The parties agree that if there are any conflicts between the Operating Agreement attached hereto and any third party operating agreement, the terms of the Operating Agreement attached hereto shall control the relationship between Slawson and Fancher.

11. An Escrow Agreement in the form attached hereto as Exhibit "4" shall be entered into between Slawson and Fancher for each well drilled under the terms of this agreement. Article 1 of the Escrow Agreement provides a date by which the participants in the well will deposit their funds into the Escrow Account. Such date will be established by Slawson to be approximately 30 days prior to spud of each well. If Fancher fails to

Bali Participation Agreement
Fancher Oil Company
Page 4
April 23, 1997


     deposit its share of the applicable costs, including its spud fee as set out in paragraph 8 of this agreement, by this date, it will be assumed that Fancher does not wish to participate in the well. In this event, Slawson shall give Fancher notice that it has not received its funds and Fancher will either deliver such funds to Slawson by 1:00 PM MST on the next business day or be subject to the provisions of paragraph 7 of this agreement, covering non participation. Slawson shall be obligated to place funds received from all participants in the same escrow account, in pro-rata amounts based on their share of costs.

12. Fancher's representatives shall have free access to any well within the Bali Prospect in which it participates at all times and to all records pertaining thereto. In addition, all geological information obtained in the drilling of any well, in which Fancher participates, shall be made available. Fancher may provide a list of its geological requirements to Slawson, which shall be provided by Slawson, as reasonable.

13. If Slawson terminates its legal existence, transfers its interest to a successor and no longer owns an interest in the Bali Prospect, or becomes insolvent or bankrupt, or is placed in receivership, it shall cease to be Operator without any action by Fancher or Slawson's other Non-Operating partners, except the selection of a successor. Slawson may be removed if it fails or refuses to carry out its duties hereunder or is no longer capable of serving as Operator by the affirmative vote of Fancher and Slawson's other Non-Operating Partners owning a majority interest based on ownership in the Bali Prospect, after excluding the voting interest of Slawson. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of 60 days after the giving of notice of resignation by Slawson or action by the Non-Operators to remove Slawson, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Slawson, after the effective date of resignation or removal, shall be bound by the term hereof as Non-Operator. A change of a corporate name or structure of Slawson or transfer of Slawson's interest to any single subsidiary or parent corporation shall not be the basis for removal of Slawson.

     Upon the resignation or removal of Slawson, a successor Operator shall be selected by the affirmative to of Fancher and Slawson's other Non-Operating partners owning a majority interest based on the ownership in the Bali Prospect. The successor Operator shall be selected from the parties owning an interest in the Bali Prospect at the time such successor Operator is selected, If Slawson is removed or is deemed to have resigned, fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of Fancher and Slawson's other Non-Operating partners in the Bali Prospect owning a majority interest, and after excluding the voting interest of Slawson.

     This provision shall also apply to the resignation or removal of any successor Operator.

14. The parties hereto agree that all disputes between them arising out of, or in connection with, this Agreement shall be resolved by arbitration as provided herein. This agreement to arbitrate shall survive the recission or termination of this contract. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration
     Association. If available, the panel used shall be selected from arbitrators having at least 10 years of oil and gas experience and employed

Bali Participation Agreement
Fancher Oil Company
Page 5
April 23, 1997


     by the American Arbitration Association and the decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

15. Fancher will have full access to all seismic data and interpretations thereof, for which it shares the cost of acquisition. If such data is ever sold, Fancher will be entitled to 25% of the proceeds of such sale. Fancher will not trade the data or allow third parties to review same, without Slawson's express written consent.

16. All notices required herein shall be considered given when delivered personally or when sent by facsimile or deposited in the U.S. Mail properly addressed as follows:

     Slawson Exploration Company, Inc.         Fancher Oil Company
     1612 Broadway, Suite 1450                 1801 Broadway, Suite 720
     Denver, CO 80202                          Denver, CO 80202
     FAX: (303) 592-8881                       FAX, (303) 296-2433

17. The liabilities of the parties shall be several and not joint or collective, and each party shall be responsible only for its share of the costs and liabilities incurred as provided herein. It is not the purpose or intention of this agreement to create any partnership, mining partnership or association, and neither this agreement nor the operations herein shall be construed or considered as creating any such legal relationship.

18. The terms and covenants hereof shall extend to, and be binding on, the parties hereto, their heirs, successors, legal representatives and assigns; however, Fancher will not assign its interest in this agreement without the express written consent of Slawson. Such consent shall not be unreasonably withheld. This agreement sets forth the entire agreement between the, parties hereto, and there are no oral agreements not set out herein in writing.

If the foregoing terms correctly set forth our understanding, please execute and return one copy of this agreement.

Very Truly Yours,


/s/ Bruce Branson
Bruce Branson
District Landman

AGREED TO AND ACCEPTED THIS 29TH DAY OF APRIL, 1997


FANCHER OIL COMPANY



By /s/ George H. Fancher Jr.
   ----------------------------------

                               FANCHER OIL COMPANY
--------------------------------------------------------------------------------

Trinty Place - Suite 720 - 1801 Broadway - Denver, Colorado 80202-3835 - (303) 296-6600 - Fax (303) 296-2433


Slawson Exploration Company, Inc.                   April 29, 1997
1625 Broadway
Suite 1450
Denver, Colorado 80202-4714

Attention:     Bruce Branson

          RE:  Bali Prospect
               Participation Agreement/JOA
               Solana County, California

Gentlemen,

Enclosed please find one copy of the referenced agreement which has been executed on behalf of George H. Fancher, Jr. dba Fancher Oil Company, subject to the following modifications.

     1. All references to Fancher Oil Company in said prospect documents and agreements shall be amended to read George H. Fancher, Jr. dba Fancher Oil Company (Fancher).

     2. Paragraph 3, page 2. Change the 15 day reimbursement on invoices to 30 days.

     3. Paragraph 4, page 2. The time period under the AMI to respond to acquisitions notices will be amended to 20 days.

     4. Paragraph 5, page 2. Rental invoices will be reimbursed within 30 days from receipt thereof.

     5.   Paragraph  6,  page 2,  Slawson  agrees  to  provide  Lease  Exhibits, spreadsheets and/or plats showing all leasehold and leasehold acquisitions to Fancher upon request. Should Fancher elect to receive assignments of all acquired leasehold, Slawson will make a good faith effort to provide said assignments within 30 days.

     6. Paragraph 7, page 3. Fancher will have 30 days from receipt of any well proposal within the AMI in which to elect to participate for his working interest share. in addition to the AFE and plat Slawson agrees to provide a geologic prognosis and a Drilling. Title Opinion and/or an Abstract and Attorney's opinion for Fancher's review.

     7. Paragraph 11, page 3. Slawson agrees to provide the Escrow Agreement referred to as Exhibit "4" approximately 30 days prior to spud of each well.

     8. Paragraph 15, page 4. Fancher will receive a license to all seismic data acquired under this Agreement in which he shares in the cost of said acquisition.

If these modifications arc acceptable to Slawson, please so indicate by signing both copies of this letter and returning one fully executed copy to this office for inclusion in our files. If you have any questions please contact me at the letterhead number or Mike Fitzgerald at 863-4483 or 290-8683. Thank you for your time and cooperation.

Yours Very Truly,


/s/ George H. Fancher Jr.
George H. Fancher Jr., dba
Fancher Oil Company


Agreed to and Accepted this 30th day of April, 1997.


Slawson Exploration Company, Inc.


/s/   J. Bruce Branson
------------------------------------------
      J. Bruce Branson
Title District Landman